Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 001-33046 on Forms S-8 of Waccamaw Bankshares, Inc. of our report dated July 13, 2011, appearing in this Annual Report on Form 11-K of the Waccamaw Bank Employees’ Savings & Profit Sharing Plan and Trust for the years ended December 31, 2010 and 2009.

/s/ ELLIOTT DAVIS, PLLC

Elliott Davis, PLLC.
Greenville, South Carolina
July 14, 2011